1 2nd Quarter 2016 Results FRED LAMPROPOULOS Chairman & CEO BERNARD BIRKETT CFO

2 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS This presentation includes “forward-looking statements” as defined within applicable securities laws and regulations. All statements in this presentation, other than statements of historical fact, are “forward-looking statements”, including projections of earnings, revenues or other financial items, any statements regarding our plans and objectives for future operations, any statements concerning proposed new products or services, any statements regarding the integration, development or commercialization of our business or any business, assets or operations we may acquire, any statements regarding future economic conditions or performance, and any statements of assumptions underlying any of the foregoing. All forward-looking statements, including financial projections, included in this presentation are made as of the date of this presentation, and are based on information available to us as of such date. We assume no obligation to update or disclose revisions to any forward-looking statement. In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “will,” “likely,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “projects,” ”forecast,” “potential,” “plan” or “continue,” or other comparable terminology. Forward-looking statements are based on our current beliefs, expectations and assumptions regarding our business, domestic and global economies, regulatory and competitive environments and other future conditions. There can be no assurance that such beliefs, expectations or assumptions or any of the forward-looking statements will prove to be correct. Actual results will likely differ, and may differ materially, from those projected or assumed in the forward-looking statements. Our future financial and operating results and condition, as well as any forward-looking statements, are subject to inherent risks and uncertainties such as those described in our Annual Report on Form 10-K for the year ended December 31, 2015 and other filings with the U.S. Securities and Exchange Commission. Such risks and uncertainties include risks relating to our potential inability to successfully manage growth through acquisitions; product recalls and product liability claims; expenditures relating to research, development, testing and regulatory approval of our products and risks that such products may not be developed successfully or approved for commercial use; regulation of the medical device industry; restrictions on our liquidity or our ability to operate our business in compliance with our current debt agreements; possible infringement of our technology or the assertion that our technology infringes the rights of other parties; potential fines, penalties or other adverse consequences if our employees or agents violate the U.S. Foreign Corrupt Practices Act or other laws and regulations; changes in tax laws and regulations in the United States or other countries; changes in the prices or supply of commodity components; changes in economic and industry conditions in the United States and other countries; termination or interruption of relationships with our suppliers, or failure of such suppliers to perform; fluctuations in exchange rates; our need to generate sufficient cash flow to fund our debt obligations, capital expenditures, and ongoing operations; development of new products and technology that could render our existing products obsolete; market acceptance of new products; modification or limitation of governmental or private insurance reimbursement policies; changes in health care markets related to health care reform initiatives; changes in key personnel; work stoppage or transportation risks; uncertainties associated with potential healthcare policy changes; introduction of products in a timely fashion; price and product competition; availability of labor and materials; cost increases; and fluctuations in and obsolescence of inventory. All subsequent forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. The financial projections set forth in this presentation are based on a number of assumptions, estimates and forecasts. The inaccuracy of any one of those assumptions, estimates or forecasts could materially impact our actual financial results. Inevitably, some of those assumptions, estimates or forecasts will not occur and unanticipated events and circumstances will occur subsequent to the date of this presentation. In addition to changes in the underlying assumptions, our future performance is subject to a number of risks and uncertainties with respect to our existing and proposed business, and other factors that may cause our actual results or performance to be materially different from any predicted or implied. Although we have attempted to identify important assumptions in the financial projections, there may be other factors that could materially affect our actual financial performance, and no assurance can be given that all material factors have been considered in the preparation of the financial projections. Accordingly, you should not place undue reliance on such projections. Future operating results are, in fact, impossible to predict.

3 Financial Summary Non-GAAP 2016 YTD 2015 YTD Q2 2016 Q2 2015 Revenue (Constant Currency) $291.7M $267.7M $151.7M $138.1M Revenue (Reported) $289.1M $267.7M $151.1M $138.1M Gross Margin 46.1% 45.5% 46.4% 46.1% Net Income $19.8M $18.8M $11.5M $10.9M EPS $0.44 $0.42 $0.26 $0.25

4 Financial Summary GAAP 2016 YTD 2015 YTD Q2 2016 Q2 2015 Revenue $289.1M $267.7M $151.1M $138.1M Gross Margin 43.9% 43.4% 44.3% 44.1% Net Income $11.6M $12.6M $7.3M $7.4M EPS $0.26 $0.28 $0.16 $0.17

5 Sales by Category Q2 2016 US Direct 46.3% OEM 13.8% Endotek 3.7% International 20.0% EMEA 16.3%

6 Q2 2016 Revenue Growth in Constant Currency Compared to Q2 2015 0% 5% 10% 15% 20% 25% US Direct OEM Endotek International EMEA 10.3% 2.3% 4.8% 21.1% 5.3%

7 Q2 2016 Highlights • Transferred production of HeRO®Graft product line to Utah • FDA and CE approval of Corvocet™ Biopsy System • Ramped up catheter capacity in Pearland, Texas • Negotiated acquisition of DFINE, Inc. (closed July 6, 2016) • Canada office and warehouse operational • Mexico facility surpassed break-even point

2016 Growth Drivers

- New Products
  - HeRO® Graft
  - Corvocet™ Biopsy Device
  - SwiftNINJA® Steerable Microcatheter
  - Pedal Access
  - Micropuncture
  - Centesis Catheters
  - Amplatz Guide Wires
  - 40 ATM BasixTouch™ Inflation Device
  - Prelude® SNAP Hydrophilic
  - Wire Guided & Pulmonary Balloons
- Wholesale to Retail
  - Australia – January 1
  - Canada – April 1
- ThinkRadial™ & Think HeRO® Graft Programs
- DFINE, Inc. Integration


MetaSTAR




MultiPlex II

THINKRADIAL™

THINK HeRO® GRAFT

MERIT MEDICAL

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9 2016 Guidance Revenues $603.5M - $613.5M Gross Margin GAAP 44.5% - 45.5% Gross Margin Non-GAAP 46.5% - 47.5% EPS GAAP $0.74 - $0.80* EPS Non-GAAP $0.97 - $1.03 * Does not reflect anticipated adjustments resulting from Dfine, Inc. purchase price allocation, amortization of acquired intangibles and related transaction expenses.

10 1 2 3 4 Disciplined, customer-focused enterprise Guided by strong core values to globally address unmet or underserved healthcare needs Target high-growth, high-return opportunities Through understanding, innovating, and delivering in peripheral, cardiac, OEM, and endoscopy business lines Optimize operational capability Through lean processes, cost effective environments, and asset utilization Enhance growth and profitability Through R&D, sales model optimization, cost discipline, and operational focus 10

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